EXHIBIT (10j.(5))
Pacific Gas and Electric Company
444 Market Street, Sixth Floor
Mail Code T6B
P. O. Box 770000
San Francisco CA 94177
415/973-6262

Jack F. Jenkins-Stark
Senior Vice President and General Manager
Gas Supply Business Unit

                                             May 11, 1994


Mr. Dwayne L. Foley
Senior Vice President
Operations and Information Services
Northwest Natural Gas Company
220 N. W. Second Avenue
Portland OR 97209

Dear Mr. Foley:

This letter reflects discussions between Northwest Natural Gas
Company (NNG) and Pacific Gas and Electric Company (PG&E) subsequent to PG&E's May 6, 1994 counter offer for a pre-arranged release of capacity on the PGT system by PG&E for acquisition by NNG or its designee.

OFFER

PG&E hereby offers to release the firm transportation rights on the PGT system described herein for acquisition by NNG, as a prearranged release under the capacity release provisions of the FERC Gas Tariff, Volume No. 1-A, of Pacific Gas Transmission Company (PGT). This release shall be packaged with corresponding upstream capacity assigned to NNG by A&S.

     1. The PGT capacity to be released is held currently by PG&E under a Firm Transportation Service Agreement
          (FTSA) with PGT, and service is provided pursuant to PGT's Rate Schedule FTS-1. Such service agreement is incorporated herein by reference.

     2. The Maximum Daily Quantity (MDQ, which is a defined term in the applicable PGT tariff) offered for release is 56,000 MMBtu/day.

     3.   PG&E will release, as a permanent release, this 56,000
          MMBtu/day of capacity from Kingsgate, B. C. to Malin,
          Oregon (the full distance of PG&E's current PGT capacity). This permanent release will be effective
          November 1, 1995 and remain in effect through October 31, 2005.

     4. The rate for the capacity permanently released shall be one hundred percent of the applicable as-billed rate for service under Rate Schedule FTS-1 Reservation Charge. NNG shall be responsible for all volumetric charges.

     5. The points of receipt and delivery for this released capacity shall be:

          Primary Receipt Point    Kingsgate, B. C.

          Primary Delivery Point   Malin, Oregon

Conditions: This offer and NNG's acceptance of same are subject to the following conditions being satisfied by the relevant party or waived by the party for whose benefit the condition is included on or before May 23, 1994. The sole remedy available to the parties if one or more of the following conditions is not satisfied shall be termination of this offer.

     The receipt by PG&E and NNG of all regulatory approvals deemed necessary by each, on terms acceptable to both PG&E and NNG.

     NNG meeting the creditworthiness standards of ANG, NOVA and PGT.

     The release procedures specified in PGT's FERC Gas Tariff.

     NNG's receipt of the necessary release from PGT, ANG, and NOVA for 1995 Expansion capacity.

     Confirmation from NOVA, ANG and PGT as to NNG's evergreen rights beyond the end of the primary term on their respective systems. For PGT, this also means continuation for the segmented Kingsgate-to-Stanfield portion of the FTSA with Stanfield as the primary delivery point for NNG.

     NNG obtaining from A&S, as a permanent assignment, corresponding upstream capacity on the Alberta Natural Gas and NOVA Pipeline Systems for the remaining terms of the service held by A&S -- through October 31, 2001 on the NOVA system, and through October 31, 2005 on the ANG system -- at one hundred percent of the applicable as-billed rates. The NOVA assignment shall be for delivery capacity at the Alberta/British Columbia border, and the ANG capacity shall cover the entire length of its system.

     The approval of NNG's management.

     The approval of PG&E's management.

Indemnity: PG&E shall indemnify and hold harmless NNG from all Gas Supply Restructuring (GSR) direct bills that may be invoiced by PGT to NNG by virtue of NNG accepting assignment of PGT capacity formerly held by PG&E. Such indemnification shall be limited to the GSR direct bills recovered by PGT pursuant to the Transition Cost Recovery Mechanism ("TCRM") approved by the FERC in PGT's Order No. 636 restructuring proceeding in Docket No. RS92-46. Customer shall be responsible for, and there shall be no indemnity or any payment of or responsibility or liability on PG&E for volumetric surcharges on such capacity arising from Gas Supply Restructuring costs.

Recall and Reassignment Rights: Upon 12 months notice, PG&E will have the right to recall up to the total 56,000 MMBtu/day of assigned capacity from Stanfield, Oregon to Malin, Oregon (the Stanfield-to-Malin segment). Any capacity so recalled by PG&E shall remain with PG&E or its assignees) until midnight on October 31, 2005. Such recall may be exercised by PG&E without posting of the capacity, applicable regulations and tariff provisions permitting. The rate PG&E will pay for this recalled capacity shall be 100% of the as-billed rate applicable to this capacity segment under Rate Schedule FTS-1. PG&E's rights to and obligations relating to any recalled capacity shall terminate at midnight on October 31, 2005, and PG&E shall have no liability or responsibility for such capacity thereafter.

At any time prior to October 31, 2005, NNG will have the right, at such time as PGT's rate design makes the total cost of holding "vintage capacity" (i.e., capacity on "original" PGT facilities) from Kingsgate to Malin more expensive than holding expansion capacity on the Kingsgate-to-Stanfield segment, to reassign up to the total MDQ (56,000 MMBtu/day) of capacity on the Stanfield-to-Malin segment to PG&E for the remaining term of the permanent release described above. PG&E's rights to and obligations relating to any capacity so reassigned by NNG shall terminate at midnight on October 31, 2005, and PG&E shall have no liability or responsibility for such capacity thereafter. PG&E shall accept this reassignment at the 100% of then-current as-billed rate.

Short-Term Release: For the period from the effective date of this agreement until November 1, 1995, PG&E shall post a pre-arranged capacity release with NNG with the following terms:

     56,000 MMBtu/day of FTS-1 vintage capacity from Kingsgate to Malin.

     100% of the applicable as-billed rate for service under Rate
     Schedule FTS-1 Reservation Charge, the variable component thereof, and any applicable surcharges, to be paid on a volumetric basis.

     No minimum flow requirements.

     A right to PG&E to an unlimited number of recalls from and reassignments to NNG of this released capacity or any portion thereof; provided that, PG&E's recall rights are limited to the extent the above capacity was not nominated by NNG on the preceding day and may be made only with notice to NNG at least 2 hours prior to PGT's normal nomination deadline. To the extent PGT capacity is unutilized by PG&E, it shall be reassigned to NNG with notice at least 2 hours prior to PGT's normal nomination deadline, up to 56,000 MMBtu/day of capacity referenced above.

ACCEPTANCE

If NNG is in agreement with the business terms of this offer, please execute this letter where provided below and return it to the undersigned by the close of business May 20, 1994. PG&E will then prepare a complete formal agreement for the Release. Any contract arising out of this offer becomes binding only upon its execution by both PG&E and NNG.

Sincerely,

/s/ Jack Jenkins-Stark

JACK JENKINS-STARK
Senior Vice President and General Manager
Gas Supply Business Unit

JKH:pdl

cc:  Randy Friedman

For Northwest Natural Gas Co. By:  /s/ Dwayne L. Foley

     Legal Department         Name:  Dwayne L. Foley
     Approved As To Form
     This Date /s/ SKA        Date:  5/18/94
     By 5/18/94

Contact designation for offeree for purposes of questions and notices:

Name:     Jann Huie King                Gerry Malin
Title:    Associate Area Director       Vice President, Gas
Company:  Pacific Gas and Electric Co.       Services
                                        2950341 Canada Ltd.
                                        [AltaGas Services, Inc.]
                                        (Agent for Alberta &
                                        Southern Gas Co., Ltd.)
Address:  Mail Code T4B                 2700, 240 - 4th Avenue,
          P. O. Box 770000              S. W.
          San Francisco, CA 94177       Calgary, Alberta CANADA
                                        T2P 4L7
Phone:    (415) 973-3739                (403) 691-7518
Facsimile: (415) 973-0881               (403) 691-7576